UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 31, 2018

RenaissanceRe Holdings Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	001-14428	98-014-1974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Renaissance House 12 Crow Lane, Pembroke Bermuda	HM 19
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (441) 295-4513
Not Applicable
(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.
Effective December 31, 2018, Citibank Europe plc (“CEP”), Renaissance Reinsurance Ltd. (“RRL”), DaVinci Reinsurance Ltd. (“DaVinci”), ReinassanceRe Specialty U.S. Ltd. (“RRS”), Renaissance Reinsurance of Europe Unlimited Company (“ROE”) and Renaissance Reinsurance U.S. Inc. (“RRUS”) (each of RRL, DaVinci, RRS, ROE and RRUS a “Company” and, collectively, the “Companies”) entered into a deed of amendment (the “Amendment”) to the existing secured letter of credit facility (the “Facility”) provided pursuant to the facility letter, by and among CEP and the Companies, dated September 17, 2010 (the “Original Facility Letter”) and amended July 14, 2011, October 1, 2013, December 23, 2014, March 31, 2015, December 31, 2015, January 14, 2016, December 31, 2016 and December 29, 2017, to extend the termination date of the Facility from December 31, 2019 to December 31, 2020 (as so amended, the “Facility Letter”).
The Facility provides a commitment from CEP to issue letters of credit for the account of one or more of the Companies and their respective subsidiaries in multiple currencies and in an aggregate amount of up to $300 million, subject to a sublimit of $25 million for letters of credit issued for the account of RRUS.  The Facility is evidenced by the Facility Letter and five separate Master Agreements between CEP and each of the Companies, as well as certain ancillary agreements, the terms of which are substantially similar for each Company.
Under the Facility, each of the Companies is severally obligated to pledge to CEP at all times during the term of the Facility certain securities with a collateral value (as determined as therein provided) that equals or exceeds 100% of the aggregate amount of its then−outstanding letters of credit. In the case of an event of default under the Facility with respect to a Company, CEP may exercise certain remedies with respect to such Company, including terminating its commitment to such Company under the Facility and taking certain actions with respect to the collateral pledged by such Company (including the sale thereof).  In the Facility Letter, each Company makes, as to itself, representations and warranties that are customary for facilities of this type and severally agrees that it will comply with certain informational and other undertakings, including those regarding the delivery of quarterly and annual financial statements.
CEP and its affiliates have performed commercial banking, investment banking and advisory services for the Companies and their affiliates from time to time for which they have received customary fees and reimbursement of expenses. CEP and its affiliates may from time to time engage in transactions with and perform services for the Companies and their affiliates in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses.
The description of the Amendment and Facility contained herein are qualified in their entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference, and the Original Facility Letter and other amendments comprising the Facility Letter, copies of which were previously filed with Securities and Exchange Commission.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.
The disclosure set forth in Item 1.01 above is hereby incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

10.1
Deed of Amendment to Facility Letter, dated December 31, 2018, by and among Citibank Europe plc, Renaissance Reinsurance Ltd., DaVinci Reinsurance Ltd., Renaissance Reinsurance of Europe, RenaissanceRe Specialty U.S. Ltd. and Renaissance Reinsurance U.S. Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENAISSANCERE HOLDINGS LTD.

Date:	By:	/s/ James C. Fraser
January 3, 2018		James C. Fraser
Senior Vice President and Chief Accounting Officer